Exhibit 10.22

AMENDMENT NO. 1, dated as of September 12, 2006, to that Employment Agreement dated November 1, 2004 (the “Agreement”) by and between Kevin Hyson (the “Executive”) and AMERICAN MEDIA OPERATIONS, INC. (the “Company”).

Effective as of the date first written above, the Agreement is hereby amended as follows:

1. Paragraph 1a of the Agreement, as amended, is hereby deleted and the following substituted therefore:

Employment Term. The Company shall employ Executive until April 17, 2008 (the “Employment Term”) on the terms and subject to the conditions set forth in this Agreement. The Agreement shall be considered effective as of November 1, 2004 (the “Effective Time”).

All other terms and conditions of the Agreement and any subsequent amendments of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the date first written above.

AMERICAN MEDIA OPERATIONS, INC.

By:	/s/ David Pecker
David Pecker

By:	/s/ Kevin Hyson
Kevin Hyson